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                                   Exhibit 15
               LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

Securities and Exchange Commission
450 Fifth Street, North West
Washington, D.C. 20549

                            RE: Regis Corporation on Form S-3
                                (File Nos. 333-28511, No. 33-82094,
                                No. 33-86276, No. 33-89150,
                                No. 33-92244, No. 33-96224,
                                No. 33-80337, and No. 333-49165),
                                Form S-4 (File No. 333-12099) and
                                Form S-8 (File No. 33-44867 and
                                No. 33-89882)

We are aware that our report dated October 27, 1998, on our reviews of the interim financial information of Regis Corporation as of September 30, 1998 and for the three month periods ended September 30, 1998 and 1997, and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1998, is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of such registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                              /s/ PricewaterhouseCoopers LLP

                              PRICEWATERHOUSECOOPERS LLP

Minneapolis, MN
November 9, 1998




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